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                                                                    EXHIBIT 99.1


PRESS RELEASE                                      Source: Market Central, Inc.
MARKET CENTRAL, INC., FORMERLY PALADYNE CORP., COMPLETES SALE OF MAJORITY
INTEREST

Wednesday February 5, 11:36 am ET

NAME CHANGE REFLECTS VISION OF NEW MAJORITY OWNERS

JACKSONVILLE, N.C.--(BUSINESS WIRE)--Feb. 5, 2003--Market Central, Inc. (OTC BB:
MKTE) announced today that it has completed the sale of a majority interest in the Company. Today the Company consummated the issuance and sale of 8,880,740 shares (on a post-split basis) to the investors. The number of shares represents 70% of the fully diluted post-reverse split shares outstanding, giving effect to the issuance of shares to the three investors. The new majority owners are WAG Holdings, LLC, a Georgia limited liability company of which William A. Goldstein is the sole member; Glen H. Hammer; and A. Randall Barkowitz. The purchasers are Atlanta, Georgia-based entrepreneurs who have assisted in the formation and growth of several successful companies. Currently, Mr. Hammer controls several companies involved in insurance, warranty administration and real estate development. Mr. Barkowitz is an associate of Mr. Hammer. Mr. Goldstein is the founder and current Chairman and CEO of J & C Nationwide, Inc., a leading medical staffing company based in Atlanta. Mr. Goldstein has also founded and acted as Chairman of several start-up ventures in a variety of industries, including technology and other service industries.

Messrs. Hammer and Goldstein were also appointed to the Board of Directors of the Company to replace Kenneth H. Horn and William E. Willis, Jr., who resigned their board seats upon the effectiveness of the stock purchase.

According to Terrence J. Leifheit, President and CEO of the Company, the name change to Market Central, Inc. reflects the vision of the Company's new majority ownership group, which intends to develop the Company into a full service provider of marketing and Customer Relationship Management (CRM) services to both B2B and B2C clients.

"The name change reflects our business strategy moving forward," said Mr. Leifheit. "We will focus on our core Customer Relationship Management expertise via our technologically advanced contact center. These services will include list and data base management, deployment of CRM applications, fulfillment and other services appropriate to our clients' needs."

Mr. Leifheit noted the synergies between the new Market Central and the companies now owned by Messrs. Hammer and Goldstein. "We hope to leverage the combination of their multiple contact centers and our advanced technology for superior performance," he said. Mr. Leifheit indicated that the company will also look to expand its scope of CRM offerings through acquisitions. "We will seek to acquire companies that will not only add to the services we already provide, but increase top line and most importantly the bottom line performance. Delivering quality services and shareholder value are our primary goals," Leifheit added. "We have already experienced the strength and capabilities of our new partners. They have introduced us to several opportunities from the many contacts they have cultivated over years of operations within our industry. Their reputations have opened doors which were previously unavailable to us."

In the next few days, the Company will send Transmittal Materials to all shareholders for use in exchanging their current pre-split Paladyne stock certificates for new post-split Market Central


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certificates. No fractional shares will be issued as a result of the reverse split; rather, any fractional share interest will be adjusted to the nearest whole share.

The Company urges shareholders not to send in their stock certificates at this time, but to wait for the Transmittal Materials to do so.

The Company is an outsource provider of telemarketing and customer support with a suite of CRM (Customer Relationship Management) services that maximize the effectiveness of customer support and contact through the intelligent use of customer data. Its clients include SurePay (a First Data Company), Aramark, Crescent-Friedman Jewelers, cable companies Cox and Time-Warner, Earthlink and a number of other ISPs.

This news release contains forward-looking statements or predictions relating to the Company's future business plans and the benefits the Company expects to derive from its new majority owners. There are various risks and uncertainties that could cause actual results to differ from those contained in these forward-looking statements. These "safe harbor" statements are made in accordance with the Private Securities Litigation Reform Act of 1995 and no assurances can be given that the future results such as the future success of CRM, customer support or telemarketing services will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.